UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

ROSEWOOD RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	61-1733971
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Dorset Place, 65 Dorset Road Parkwood, Johannesburg South Africa	2193
(Address of principal executive officers)	(Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common shares, par value of $0.001 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A (d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-199690

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares with a par value of $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form S-1 (File No. 333-199690) as originally filed with the Securities and Exchange Commission on October 30, 2014 (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

3	Corporate Charter (incorporated by reference from Rosewood Resources, Inc.'s Registration Statement on Form S-1 filed on October 30, 2014, Registration No. 333-199690)

3(i)	Articles of Incorporation (incorporated by reference from Rosewood Resources Inc.'s Registration Statement on Form S-1 filed on October 30, 2014, Registration No. 333-199690)

3(ii)	By-laws (incorporated by reference from Rosewood Resources, Inc.'s Registration Statement on Form S-1 filed on October 30, 2014, Registration No. 333-199690)

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

ROSEWOOD RESOURCES, INC.

November 5, 2015	By:	/s/ "Kgomotso Joyce Lediga"
Kgomotos Joyce Lediga
Chief Executive Officer, President, and Director